UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 27, 2009

(Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

(949) 425-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Amendment of Gemino Credit Agreement

On February 27, 2009, Clarient, Inc. (the “Company”) entered into an amendment (“Second Amendment”) to its credit agreement  (“Gemino Facility”) with Gemino Healthcare Finance, LLC (“Gemino”). The Second Amendment amends the Gemino Facility dated July 31, 2008 and as previously amended on January 30, 2009. The Gemino Facility, as amended, continues to provide a revolving credit facility under which the Company may borrow up to $8.0 million from Gemino, secured by the Company’s accounts receivable and related assets.  The Second Amendment extends the maturity of the Gemino Facility to January 31, 2010 (subject to acceleration if an event of default occurs) and sets the annual interest rate equal to 30-day LIBOR (subject to a minimum annual rate of 2.50% at all times) plus an applicable margin of 6.00% during 2009 and 2010.

The Second Amendment also eliminated the minimum adjusted EBITDA covenant and replaced it with a covenant that requires the Company to maintain a “fixed charge coverage ratio” on a cumulative annualized basis of 1.00 through June 30, 2009, 1.10 through September 30, 2009, and 1.20 through December 31, 2009.  The “fixed charge coverage ratio” is defined as the ratio of EBITDA (net income plus interest expense, tax expense, depreciation/amortization expense, and stock based compensation expense), to the sum of (i) interest expense paid in cash on the Gemino Facility, plus (ii) interest expense paid in cash on the Safeguard Facility (described below) and Comerica Facility (described below), plus (iii) payments made under capital leases, plus (iv) fees paid to Safeguard pursuant to its guarantee of the Comerica Facility, plus (v) unfinanced capital expenditures, plus (vi) taxes paid.  The Second Amendment also (i) increases the minimum Excess Liquidity required to be maintained by the Company from $2.0 million to $3.0 million, (ii) increases the default rate of interest under the Gemino Facility from 3% to 5% and (iii) increases the capital expenditure limits in any fiscal year to $7.5 million from $4.0 million.  No other material terms or conditions of the Gemino Facility were amended by the Second Amendment.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

As of February 27, 2009 there was an aggregate of approximately $4.7 million outstanding under the Gemino Facility.

Amendment of Comerica Loan Agreement

On February 27, 2009, the Company entered into an amendment (“Fifth Amendment”) to its credit agreement (“Comerica Facility’) with Comerica Bank (“Comerica”).  The Fifth Amendment amends the Comerica Facility dated February 28, 2008 and as previously amended on March 14, 2008, March 21, 2008, July 31, 2008, and January 27, 2009. The Comerica Facility, as amended, provides a $12.0 million revolving line of credit, up to $3.0 million of which may be used for letters of credit.  The Fifth Amendment extends the maturity of the Comerica Facility to March 30, 2010 (subject to acceleration if an event of default occurs) and sets the annual interest rate equal to (i) 30-day LIBOR, measured daily, plus 2.40% or (ii) 0.50% plus the greater of Comerica’s prime rate or 1.75%, selected at the Company’s option (subject to limitations).

The Fifth Amendment also eliminates the minimum adjusted EBITDA covenant and replaces it with a covenant that requires the Company to maintain a “fixed charge coverage ratio” identical to that under the Gemino Facility.  No other material terms or conditions of the Comerica Facility were amended by the Fifth Amendment.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

As of February 27, 2009 there was an aggregate of approximately $9.0 million outstanding under the Comerica Facility.

Amendment and Restatement of Safeguard Credit Agreement

On February 27, 2009, the Company amended and restated its Senior Subordinated Revolving Credit Agreement(“Mezzanine Facility”) with Safeguard Delaware, Inc. (“SDI”), a wholly owned subsidiary of Safeguard Scientifics, Inc. (individually, and collectively with SDI, hereinafter referred to as “Safeguard”).   Safeguard holds a majority ownership position in the Company.

The restated Mezzanine Facility has a stated maturity date of April 1, 2010 and increases the Company’s total credit availability by $9.0 million to $30.0 million.  Borrowings under the restated Mezzanine Facility bear interest at an annual rate of 14.0%.  Mandatory prepayments are required under the Mezzanine Facility upon the occurrence of certain events, including upon (i) the prepayment in full and termination of the Comerica and Gemino facilities, (ii) the consummation of a change of control, liquidation or sale of all or substantially all the assets of the Company or (iii) or a capital raise by the Company of at least $1.0 million.   The Company has also agreed to maximize its borrowings under the Comerica and Gemino facilities before making additional requests under the Mezzanine Facility and to use make prepayments under the Mezzanine Facility to the extent it has unrestricted cash in excess of $1.0 million.

Upon the consummation of, and as partial consideration for, Safeguard’s extension of the Mezzanine Facility, the Company issued to Safeguard 0.5 million fully vested common stock warrants with a five year term and an exercise price of $1.376 (the Company’s 20-day average trailing close price of its common stock as of February 6, 2009) (the “Closing Warrants”).   The Company is required to continue to abide by certain restrictive covenants in connection with the Mezzanine Facility which include: (i) the requirement to obtain approval from Safeguard for new financing agreements or other significant transactions and (ii) the requirement for the Company to comply with the covenants contained within other credit agreements, including the Comerica Facility, as amended, and the Gemino Facility, as amended.

The Company will be required to issue Safeguard an additional 0.75 million common stock warrants on June 1, 2009 (unless the Mezzanine Facility is repaid in full and terminated and Safeguard’s guaranty of the Comerica Facility is terminated on or prior to May 31, 2009).  Such warrants will be fully vested upon issuance, have a term of five years, and an exercise price equal to 50% of the 20-day trailing average closing price of the Company’s common stock as of June 1, 2009.  Thereafter, on the first day of each calendar month from July 1, 2009 through March 1, 2010 (unless the Mezzanine Facility is repaid in full and terminated and Safeguard’s guaranty of the Comerica Facility is terminated before such date) the Company will issue to Safeguard warrants to purchase an additional 0.7 million shares of common stock (the “Monthly Warrants”). The Monthly Warrants will be fully vested upon issuance, have a five-year term, and have an exercise price of $0.01 per share.

In connection with the amendment and restatement of the Mezzanine Facility, the Company entered into an Amended and Restated Registration Rights Agreement with Safeguard and certain of its affiliates.  In addition, in connection with the amendments to the Comerica Facility, the Gemino Facility and the restated Mezzanine Facility, amendments to various subordination agreements by and among the Company and the Company’s lenders were also executed.

The foregoing description of the Mezzanine Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Mezzanine Facility, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

As of February 27, 2009 there was an aggregate of approximately $16.7 million outstanding under the Mezzanine Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement .

As noted above under Item 1.01, on February 27, 2009, the Company amended and restated its credit/loan agreements with Gemino, Comerica, and Safeguard, respectively.  The descriptions of the Gemino, Comerica, and Safeguard loan agreements are set forth in Item 1.01 and are incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As described above under Item 1.01, borrowings under the Safeguard Facility, as previously amended on March 14, 2008 were due and payable on April 15, 2009.  Such borrowings are now due and payable on April 1, 2010 and have been increased from $21.0 million to $31.0 million.

Item 3.02	Unregistered Sales of Equity Securities.

Warrants Issued Pursuant to Safeguard Facility

As noted above, on February 27, 2009, Clarient issued the Closing Warrants to Safeguard.

The shares of common stock and the warrants issued to the investors referenced in this Item 3.02 have not been registered under the Securities Act of 1933, as amended, or any state securities laws and were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits

d.	Exhibits

Exhibit Number	Description

Exhibit 10.1	Second Amendment to Credit Agreement dated February 27, 2009, by and among Clarient, Inc., Clarient Diagnostic Services, Inc., ChromaVision International, Inc. and Gemino Healthcare Finance, LLC.
Exhibit 10.2	Fifth Amendment to Amended and Restated Loan Agreement dated February 27, 2009, by and between Clarient, Inc. and Comerica Bank.
Exhibit 10.3	Second Amended and Restated Senior Subordinated Revolving Credit Agreement, dated February 27, 2009, by and between Clarient, Inc. and Safeguard Delaware, Inc.
Exhibit 10.4

Amended and Restated Registration Rights Agreement, dated February 27, 2009, by and among Clarient, Inc., Safeguard Delaware, Inc., Safeguard Scientifics, Inc., and Safeguard Scientifics (Delaware), Inc.

Exhibit 10.5	Form of Common Stock Purchase Warrant to be issued pursuant to the Second Amended and Restated Senior Subordinated Revolving Credit Agreement, dated February 27, 2009.
Exhibit 10.6	Amended and Restated Subordination Agreement, dated February 27, 2009, by and among Gemino Healthcare Finance, LLC, Safeguard Delaware, Inc. and Clarient, Inc.
Exhibit 10.7	Affirmation and Amendment to Subordination Agreement, dated February 27, 2009, by and among Comerica Bank, Safeguard Delaware, Inc., and Clarient, Inc.
Exhibit 10.8	Affirmation of Guaranty, dated February 27, 2009, by and among Comerica Bank, Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc.
Exhibit 10.9	Third Amendment to Amended and Restated Reimbursement and Indemnity Agreement, by and among Clarient, Inc., Safeguard Delaware, Inc., and Safeguard Scientifics (Delaware), Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: March 2, 2009	By:	/s/ Raymond J. Land
	Name:	Raymond J. Land
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Second Amendment to Credit Agreement dated February 27, 2009, by and among Clarient, Inc., Clarient Diagnostic Services, Inc., ChromaVision International, Inc. and Gemino Healthcare Finance, LLC.
Exhibit 10.2	Fifth Amendment to Amended and Restated Loan Agreement dated February 27, 2009, by and between Clarient, Inc. and Comerica Bank.
Exhibit 10.3	Amended and Restated Senior Subordinated Revolving Credit Agreement, dated February 27, 2009, by and between Clarient, Inc. and Safeguard Delaware, Inc.
Exhibit 10.4

Amended and Restated Registration Rights Agreement, dated February xx, 2009, by and among Clarient, Inc., Safeguard Delaware, Inc., Safeguard Scientifics, Inc., and Safeguard Scientifics (Delaware), Inc.

Exhibit 10.5	Form of Common Stock Purchase Warrant to be issued pursuant to the Second Amended and Restated Senior Subordinated Revolving Credit Agreement, dated February 27, 2009.
Exhibit 10.6	Amended and Restated Subordination Agreement, dated February 27, 2009, by and among Gemino Healthcare Finance, LLC, Safeguard Delaware, Inc. and Clarient, Inc.
Exhibit 10.7	Affirmation and Amendment to Subordination Agreement, dated February 27, 2009, by and among Comerica Bank, Safeguard Delaware, Inc., and Clarient, Inc.
Exhibit 10.8	Affirmation of Guaranty, dated February 27, 2009, by and among Comerica Bank, Safeguard Delaware, Inc. and Safeguard Scientifics (Delaware), Inc.
Exhibit 10.9	Third Amendment to Amended and Restated Reimbursement and Indemnity Agreement, by and among Clarient, Inc., Safeguard Delaware, Inc., and Safeguard Scientifics (Delaware), Inc.